Exhibit 99.4

February 18, 2005

Pieter Van der Vorst
SVP & Chief Financial Officer
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
(Delivered by hand)

Dear Pieter:

This is to inform you of your 2005 Executive Compensation as approved by the Compensation Committee.

     Cash Compensation (effective January 1, 2005)

•	Annual base salary: $ 348,000 (Paid semi-monthly at $14,500.00)

•	Incentive bonus target: 73.1% ($254,410)

•	Total target earnings (TTE): $602,410

     Your incentive bonus target will be based on Sybase, Inc. overall company performance as follows:

•	50% on Sybase revenue of $820 M

•	50% on Sybase profit before taxes (PBT) of $164.6 M

Payment of annual incentive bonus will be based on following:

e)	Sybase revenue:

•	70% at 95% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

f)	Sybase PBT

•	80% at 80% of target performance

•	100% at 100%

•	3 for 1 after 100% (e.g. 130% at 110%)

Pieter Van der Vorst
February 18, 2005

     Long-Term Incentives

(e)	Sybase Restricted Stock Grant:

•	7,000 shares (3-year cliff vest grant)

(f)	Sybase Performance-based Restricted Stock:

•	28,000 shares

2005 Performance-Based Restricted Stock and Performance Share/Unit
Payout Program

Gate 1: In each of the three years, there needs to be positive cash flow from operations
Gate 2:

Component	Weight	Growth	Threshold	Payout Scale
				Achievement	Payout
Compounded Annual Growth				100%	100%
Rate in Revenue	40%	7.00%	50%	50%	50%
				<50%	no payout

Income Before Tax Growth Rate	35%	10.40%	70%	100%	100%
				70%	70%
				<70%	no payout

Total Shareholder Return (based on S&P 400)	25%	Median	90%	100%	100%
				90%	90%
				<90%	no payout

I also want to take this opportunity to thank you for your contributions in 2004. I look forward to your support and contributions in 2005.

Sincerely,

/s/ JOHN S. CHEN

John S. Chen
Chairman, CEO and President

CC: HR File